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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF COOLEY GODWARD LLP]

February 14, 2000

DIVERSA CORPORATION
10665 Sorrento Valley Road
San Diego, CA  92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Diversa Corporation a Delaware corporation (the "Company"), of a Registration Statement on Form S-1 (the "Abbreviated Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act of 1933, as amended, in connection with the issuance and sale of up to 287,500 shares of the Company's Common Stock (the "Shares") as described in the Abbreviated Registration Statement. The Shares are to be purchased by certain underwriters and offered for sale to the public together with the shares registered pursuant to Registration Statement No. 333-92853, which was declared effective on Friday, February 11, 2000 (the "Initial Registration Statement"). (Such Initial Registration Statement, as amended, together with the Abbreviated Registration Statement, is herein referred to as the "Registration Statement.")

In connection with this opinion, we have examined and relied upon the Abbreviated Registration Statement, the Initial Registration Statement and related Prospectus, the Company's Certificate of Incorporation and Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Abbreviated Registration Statement.

Sincerely,

Cooley Godward llp

By:  /s/  M. Wainwright Fishburn
     ---------------------------
     M. Wainwright Fishburn